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As filed with the Securities and Exchange Commission on November 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LATTICE SEMICONDUCTOR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0835214 (I.R.S. Employer Identification Number)
5555 N.E. Moore Court Hillsboro, Oregon 97124-6421 (503) 268-8000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stephen A. Skaggs
Chief Financial Officer
Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97214-6421
(503) 268-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John A. Fore, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share, issuable upon exercise of an outstanding warrant to purchase shares of Common Stock	256,661(1)	$7.85(2)	$2,014,788.85	$163.00

(1)
Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)
The proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, under which rule the per share price is estimated by reference to the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on November 17, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2003

PRELIMINARY PROSPECTUS

256,661 Shares

Lattice Semiconductor Corporation

Common Stock

        This prospectus relates to an aggregate of 256,661 shares of common stock, $0.01 par value, of Lattice Semiconductor Corporation that are issuable upon exercise of a warrant granted to Bain & Company, Inc., the selling securityholder identified in this prospectus. Bain & Company, Inc. may use this prospectus to resell up to 256,661 shares of our common stock issuable upon exercise of the warrant.

        The selling security holder is offering all of the shares to be sold in this offering. We will not receive any of the proceeds from the resale of the shares covered by this prospectus.

        Our common stock is traded on the Nasdaq National Market under the symbol "LSCC." On November 13, 2003, the last reported sale price for the common stock on the Nasdaq National Market was $8.22 per share.

        Investing in the common stock involves risks. See "Risk Factors" beginning on page 2 to read about risk factors you should consider before buying the common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SUMMARY

        Lattice Semiconductor Corporation designs, develops and markets high performance programmable logic devices, or PLDs, and related software. Programmable logic devices are widely-used semiconductor components that can be configured by end customers as specific logic circuits, and thus enable shorter design cycle times and reduced development costs. Our end customers are primarily original equipment manufacturers in the communications, computing, industrial, automotive, medical, consumer and military end markets. In January 2002, we acquired the field programmable gate array, or FPGA, business of Agere Systems, Inc. This acquisition increased our share of the PLD market, accelerated our entry into the FPGA segment and provided us with additional technical employees and intellectual property.

        Lattice was incorporated in Oregon in 1983 and reincorporated in Delaware in 1985. Our principal offices are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124, our telephone number is (503) 268-8000 and our website can be accessed at www.latticesemi.com. Information contained on our website does not constitute part of this prospectus.

        Bain & Company, Inc., which we refer to in this prospectus as Bain, may use this prospectus to resell up to 256,661 shares of our common stock, which shares are issuable upon exercise of a warrant granted to Bain in connection with consulting services provided to us. The warrant vests at a rate of 21,388.42 shares on the first day of each month, beginning March 1, 2003, subject to Bain's continued service as a consultant to us.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

A continuing downturn in the communications equipment and computing end markets has caused a reduction in demand for our products and limited our ability to maintain or increase revenue levels and operating results.

        A significant portion of our revenue is derived from customers in the communications equipment and computing end markets. A downturn in the economy could lead to a contraction of capital spending on information technology. This in turn could lead to a reduction in the demand for communications or computing equipment and for our products.

        Due to a deterioration in overall economic conditions and a significant reduction in information technology capital spending, the communications and computing end markets are currently experiencing significant and prolonged downturns. At present and in the future when these or other similar conditions exist, there is likely to be an adverse effect on our operating results.

The cyclical nature of the semiconductor industry may limit our ability to maintain or increase revenue levels and operating results during current or future industry downturns.

        The semiconductor industry is highly cyclical, to a greater extent than other less technology-driven industries. Our financial performance has periodically been negatively affected by downturns in the semiconductor industry. Factors that contribute to these industry downturns include:

  •
  the cyclical nature of the demand for the products of semiconductor customers;

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  general reductions in inventory levels by customers;

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  excess production capacity;

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  general decline in end-user demand; and

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  accelerated declines in average selling prices.

Beginning in 2001, the semiconductor industry experienced a significant downturn. At present and in the future when these or other similar conditions exist, there is likely to be an adverse effect on our operating results.

We may experience unexpected difficulties integrating the field programmable gate array, or FPGA, business which we recently purchased from Agere.

        On January 18, 2002, we acquired the FPGA business of Agere Systems and are currently completing the integration of this business with our operations. If our integration is unsuccessful, more difficult or more time consuming than originally planned, we may incur unexpected disruptions to our ongoing business. These disruptions could harm our operating results. Further, the following specific factors may adversely affect our ability to integrate the FPGA business of Agere:

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  we may experience unexpected losses of key employees or customers;

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  we may not achieve expected levels of revenue growth;

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  we may not be able to coordinate our new product and process development in a way which permits us to bring future new products to the market in a timely manner; and

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  we may discover unexpected liabilities.

We may be unsuccessful in defining, developing or selling new products required to maintain or expand our business.

        As a semiconductor company, we operate in a dynamic environment marked by rapid product obsolescence. Our future success depends on our ability to introduce new or improved silicon and software products that meet customer needs while achieving acceptable margins. If we fail to introduce these new products in a timely manner or these products fail to achieve market acceptance, our operating results would be harmed.

        The introduction of new silicon and software products in a dynamic market environment presents significant business challenges. Product development commitments and expenditures must be made well in advance of product sales. The market reception of new products depends on accurate projections of long-term customer demand, which by their nature are uncertain.

        Our future revenue growth is dependent on market acceptance of our new silicon and software product families and the continued market acceptance of our current products. The success of these products is dependent on a variety of specific technical factors including:

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  successful product definition;

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  timely and efficient completion of product design;

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  timely and efficient implementation of wafer manufacturing and assembly processes;

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  product performance;

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  product cost; and

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  the quality and reliability of the product.

        If, due to these or other factors, our new silicon and software products do not achieve market acceptance, our operating results would be harmed.

Our products may not be competitive if we are unsuccessful in migrating our manufacturing processes to more advanced technologies or alternative fabrication facilities.

        To develop new products and maintain the competitiveness of existing products, we need to migrate to more advanced wafer manufacturing processes that use larger wafer sizes and smaller device geometries. We also may need to use additional foundries. Because we depend upon foundries to provide their facilities and support for our process technology development, we may experience delays in the availability of advanced wafer manufacturing process technologies at existing or new wafer fabrication facilities. As a result, volume production of our advanced process technologies at the fabs of Seiko Epson, United Microelectronics Corporation, which we refer to in this prospectus as UMC, Chartered Semiconductor or future foundries may not be achieved. This could harm our operating results.

        In late 2001, UMC informed us that as part of an overall capacity rationalization they were planning to close certain of their fabrication facilities. We were developing an advanced wafer manufacturing process at one of the UMC fabs that has been closed. With UMC's support, we have transferred this process to another UMC fab. However, as a result, our new product introduction schedules were delayed. This could harm our operating results.

Our marketable securities, which we hold for strategic reasons, are subject to equity price risk and their value may fluctuate.

        Currently we hold substantial equity in UMC, which we acquired as part of a strategic investment to obtain certain manufacturing rights. The market price and valuation of these equity shares has fluctuated widely due to market and other conditions over which we have little control. During the year ended December 31, 2001, we recorded a $152.8 million pre-tax impairment loss related to this investment. In the future, UMC shares may continue to experience significant price volatility. In the second quarter of 2002, we sold a portion of our UMC shares, but have otherwise not attempted to reduce or eliminate this equity price risk through hedging or similar techniques and hence substantial, sustained changes in the market price of UMC shares could impact our financial results. To the extent that the market value of our UMC shares experiences a significant decline for an extended period of time, our net income could be reduced.

Our future quarterly operating results may fluctuate and therefore may fail to meet expectations.

        Our quarterly operating results have fluctuated and may continue to fluctuate. Consequently, our operating results may fail to meet the expectations of analysts and investors. As a result of industry conditions and the following specific factors, our quarterly operating results are more likely to fluctuate and are more difficult to predict than a typical non-technology company of our size and maturity:

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  general economic conditions in the countries where we sell our products;

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  conditions within the end markets into which we sell our products;

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  the cyclical nature of demand for our customers' products;

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  excessive inventory accumulation by our end customers;

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  the timing of our and our competitors' new product introductions;

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  product obsolescence;

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  the scheduling, rescheduling and cancellation of large orders by our customers;

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  our ability to develop new process technologies and achieve volume production at the fabs of Seiko Epson, UMC, Chartered Semiconductor or at other foundries;

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  changes in manufacturing yields;

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  adverse movements in exchange rates, interest rates or tax rates; and

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  the availability of adequate supply commitments from our wafer foundries and assembly and test contractors.

        As a result of these factors, our past financial results are not necessarily a good predictor of our future results.

Our stock price may continue to experience large fluctuations.

        In recent years, the price of our common stock has fluctuated greatly. These price fluctuations have been rapid and severe and have left investors little time to react. The price of our common stock may continue to fluctuate greatly in the future due to a variety of company specific factors, including:

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  quarter-to-quarter variations in our operating results;

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  shortfalls in revenue or earnings from levels expected by securities analysts; and

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  announcements of technological innovations or new products by other companies.

        Presently, our stock price is trading near our consolidated book value. A sustained decline in our stock price may result in a write-off of goodwill.

Our wafer supply may be interrupted or reduced, which may result in a shortage of finished products available for sale.

        We do not manufacture finished silicon wafers. Currently, substantially all of our silicon wafers are manufactured by Seiko Epson in Japan, UMC in Taiwan and Chartered Semiconductor in Singapore. If Seiko Epson, through its U.S. affiliate, Epson Electronics America, UMC or Chartered significantly interrupts or reduces our wafer supply, our operating results could be harmed.

        In the past, we have experienced delays in obtaining wafers and in securing supply commitments from our foundries. At present, we anticipate that our supply commitments are adequate. However, these existing supply commitments may not be sufficient for us to satisfy customer demand in future periods. Additionally, notwithstanding our supply commitments we may still have difficulty in obtaining wafer deliveries consistent with the supply commitments. We negotiate wafer prices and supply commitments from our suppliers on at least an annual basis. If any of Seiko Epson, Epson Electronics America, UMC or Chartered Semiconductor were to reduce its supply commitment or increase its wafer prices, and we cannot find alternative sources of wafer supply, our operating results could be harmed.

        Many other factors that could disrupt our wafer supply are beyond our control. Since worldwide manufacturing capacity for silicon wafers is limited and inelastic, we could be harmed by significant industry-wide increases in overall wafer demand or interruptions in wafer supply. Additionally, a future disruption of Seiko Epson's, UMC's or Chartered Semiconductor's foundry operations as a result of a fire, earthquake or other natural disaster could disrupt our wafer supply and could harm our operating results.

If our foundry partners experience quality or yield problems, we may face a shortage of finished products available for sale.

        We depend on our foundries to deliver reliable silicon wafers with acceptable yields in a timely manner. As is common in our industry, we have experienced wafer yield problems and delivery delays. If our foundries are unable for a prolonged period to produce silicon wafers that meet our specifications, with acceptable yields, our operating results could be harmed.

        The majority of our revenue is derived from products based on a specialized silicon wafer manufacturing process technology called E2CMOS®. The reliable manufacture of high performance E2CMOS semiconductor wafers is a complicated and technically demanding process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in the masks used to print circuits on a wafer;

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  the elimination of minute impurities and errors in each step of the fabrication process; and

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  effective cooperation between us and the wafer supplier.

        As a result, our foundries may experience difficulties in achieving acceptable quality and yield levels when manufacturing our silicon wafers.

If our assembly and test contractors experience quality or yield problems, we may face a shortage of finished products available for sale.

        We rely on contractors to assemble and test our devices with acceptable quality and yield levels. As is common in our industry, we have experienced quality and yield problems in the past. If we experience prolonged quality or yield problems in the future, our operating results could be harmed.

        The majority of our revenue is derived from semiconductor devices assembled in advanced packages. The assembly of advanced packages is a complex process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in lead frames used to attach semiconductor devices to the package;

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  the elimination of raw material impurities and errors in each step of the process; and

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  effective cooperation between us and the assembly contractor.

        As a result, our contractors may experience difficulties in achieving acceptable quality and yield levels when assembling and testing our semiconductor devices.

Deterioration of conditions in Asia may disrupt our existing supply arrangements and result in a shortage of finished products available for sale.

        All three of our major silicon wafer suppliers operate fabs located in Asia. Our finished silicon wafers are assembled and tested by independent contractors located in China, Malaysia, the Philippines, South Korea and Taiwan. A prolonged interruption in our supply from any of these contractors could harm our operating results.

        Economic, financial, social and political conditions in Asia have historically been volatile. Financial difficulties, governmental actions or restrictions, prolonged work stoppages or any other difficulties experienced by our suppliers may disrupt our supply and could harm our operating results.

        Our wafer purchases from Seiko Epson are denominated in Japanese yen. The value of the dollar with respect to the yen fluctuates. Substantial deterioration of dollar-yen exchange rates could harm our operating results.

Export sales account for a substantial portion of our revenues and may decline in the future due to economic and governmental uncertainties.

        Our export sales are affected by unique risks frequently associated with foreign economies including:

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  changes in local economic conditions;

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  exchange rate volatility;

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  governmental controls and trade restrictions;

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  export license requirements and restrictions on the export of technology;

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  political instability or terrorism;

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  changes in tax rates, tariffs or freight rates;

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  interruptions in air transportation; and

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  difficulties in staffing and managing foreign sales offices.

        For example, our export sales have historically been affected by regional economic crises. Significant changes in the economic climate in the foreign countries where we derive our export sales could harm our operating results.

We may not be able to successfully compete in the highly competitive semiconductor industry.

        The semiconductor industry is intensely competitive and many of our direct and indirect competitors have substantially greater financial, technological, manufacturing, marketing and sales resources. If we are unable to compete successfully in this environment, our future results will be adversely affected.

        The current level of competition in the programmable logic market is high and may increase in the future. We currently compete directly with companies that have licensed our technology or have developed similar products. We also compete indirectly with numerous semiconductor companies that offer products and solutions based on alternative technologies. These direct and indirect competitors are established multinational semiconductor companies as well as emerging companies. We also may experience significant competition from foreign companies in the future.

We may fail to retain or attract the specialized technical and management personnel required to successfully operate our business.

        To a greater degree than most non-technology companies or larger technology companies, our future success depends on our ability to attract and retain highly qualified technical and management personnel. As a mid-sized company, we are particularly dependent on a relatively small group of key employees. Competition for skilled technical and management employees is intense within our industry. As a result, we may not be able to retain our existing key technical and management personnel. In addition, we may not be able to attract additional qualified employees in the future. If we are unable to retain existing key employees or are unable to hire new qualified employees, our operating results could be adversely affected.

If we are unable to adequately protect our intellectual property rights, our financial results and competitive position may suffer.

        Our success depends in part on our proprietary technology. However, we may fail to adequately protect this technology. As a result, we may lose our competitive position or face significant expense to protect or enforce our intellectual property rights.

        We intend to continue to protect our proprietary technology through patents, copyrights and trade secrets. Despite this intention, we may not be successful in achieving adequate protection. Claims allowed on any of our patents may not be sufficiently broad to protect our technology. Patents issued to us also may be challenged, invalidated or circumvented. Finally, our competitors may develop similar technology independently.

        Companies in the semiconductor industry vigorously pursue their intellectual property rights. If we become involved in protracted intellectual property disputes or litigation we may utilize substantial financial and management resources, which could have an adverse effect on our operating results.

        Our industry is characterized by frequent claims regarding patents and other intellectual property rights of others. We have been, and from time-to-time expect to be, notified of claims that we are infringing the intellectual property rights of others. If any third party makes a valid claim against us, we could face significant liability and could be required to make material changes to our products and processes. In response to any claims of infringement, we may seek licenses under patents that we are alleged to be infringing. However, we may not be able to obtain a license on favorable terms or without our operating results being adversely affected.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. We use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "may," "will," "should," "continue," "ongoing," "future," "potential" and similar words or phrases to identify forward-looking statements.

        Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Among the key factors that could cause our actual results to differ materially from the forward-looking statements are delay in product or technology development, change in economic conditions of the various markets we serve, lack of market acceptance or demand for our new products, dependencies on silicon wafer suppliers and semiconductor assemblers, the impact of competitive products and pricing, opportunities or acquisitions that we pursue, the availability and terms of financing, and the other risks that are described herein and that are otherwise described in "Risk Factors" and elsewhere in this prospectus and in our filings with the Securities and Exchange Commission, incorporated by reference. You should not unduly rely on forward-looking statements because our actual results could materially differ from those expressed in any forward-looking statements made by us. Further, any forward-looking statement applies only as of the date on which it is made. We are not required and assume no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        The proceeds received by us upon exercise of the warrant held by the selling security holder will be used for general working capital purposes. We will not receive any proceeds from the sale of the common stock by the selling security holder.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. Our board of directors currently intends to retain all earnings for use in our business. Therefore, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

SELLING SECURITY HOLDER

        This prospectus relates to the periodic offers and sales by Bain of up to an aggregate of 256,661 shares of our common stock issuable upon exercise of a warrant to purchase our common stock.

        The following table sets forth the number of shares of our common stock beneficially owned by the selling security holder as of October 23, 2003, and the number of shares to be offered for the account of the selling security holder. No estimate can be given as to the number of shares that will be held by the selling security holder after completion of this offering because the selling security holder may offer all or some of the shares and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. Except as set forth in the footnotes below, the selling security holder has had no position, office or other material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours.

Name of Holder	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)	Number of Shares to be Offered for Sale Hereby
Bain & Company, Inc.(2)	722,721	*	256,661

*
Less than one percent of our outstanding common stock.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act. The percentage of beneficial ownership is based on 112,783,701 shares of common stock outstanding on November 13, 2003.

(2)
Number of shares beneficially owned includes an aggregate of 722,721 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 23, 2003. The 256,661 shares of common stock to be offered by Bain hereby are issuable upon exercise of a warrant, which vests at a rate of 21,388.42 shares on the first day of each month, subject to Bain's continued service as a consultant to us. The vesting period for the warrant commenced on March 1, 2003. As of October 23, 2003, the warrant was exercisable for 171,107 shares. Other than the performance of consulting services for us in the ordinary course of business, we do not have a material relationship with the selling security holder.

PLAN OF DISTRIBUTION

        The selling security holder, or its pledgee, donee, transferees or other successors in interest, may sell all or a portion of the shares from time to time. The selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holder may sell the shares being offered hereby on The Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares may be sold, without limitation, by one or more of the following means of distribution:

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  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  an over-the-counter distribution in accordance with the rules of The Nasdaq National Market;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

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  face-to-face or other direct transactions between the selling security holder and purchasers without a broker or other intermediary.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        In effecting sales, brokers or dealers engaged by the selling security holder may arrange for other brokers or dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holder in amounts to be negotiated in connection with the sale. These broker-dealers and agents, any other participating broker-dealers or agents, and the selling security holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with these sales. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling security holder may be deemed to be an "underwriter," the selling security holder will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Additionally, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

        In connection with distributions of shares or otherwise, the selling security holder may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares registered under this prospectus in the course of hedging the positions they assume with the selling security holder. The selling security holder may also sell shares short and deliver the shares to close out these short positions. The selling security holder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered under this prospectus, which the broker-dealer may resell pursuant to this prospectus. The selling security holder may also pledge the shares registered under this prospectus to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

        We will file a supplement to this prospectus, if required, upon being notified by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, secondary distribution, purchase by a broker-dealer or otherwise. The supplement will disclose the name of the selling security holder and participating broker-dealers, the number of shares involved, the price at which the shares were sold, the commissions paid or discounts or concessions allowed to the broker-dealers, and any other facts material to the transaction. We will file a post-effective amendment to the registration statement, of which this prospectus is a part, to include any material information not previously disclosed, or any material change, with respect to the plan of distribution.

        We have advised the selling security holder that during the time that it may be engaged in a distribution of the shares included under this prospectus, it is required to comply with Regulation M of the Securities Exchange Act of 1934, as amended. With specified exceptions, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until that entire distribution is complete.

        The selling security holder will pay all sales commissions and similar expenses related to the sale of the shares by it. We will pay all expenses related to the registration of the shares.

        We cannot assure you that the selling security holder will sell all or any of the shares of common stock offered pursuant to this prospectus.

VALIDITY OF COMMON STOCK

        The validity of the issuance of the common stock in this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Larry W. Sonsini, one of our directors, is a member of Wilson Sonsini Goodrich & Rosati and Chairman of the firm's Executive Management Committee. Mr. Sonsini beneficially owned 51,668 shares of our common stock as of November 13, 2003, including 40,500 shares subject to options exercisable within 60 days of that date.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Lattice Semiconductor Corporation for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

        Our common stock is quoted on The Nasdaq National Market under the symbol "LSCC." You may inspect reports and other information concerning us at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which were filed by us with the Securities and Exchange Commission, and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete, are incorporated by reference into this prospectus:

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed on September 27, 1989, including any amendments or reports filed for the purpose of updating such description;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 29, 2002, including the information incorporated by reference from our definitive proxy statement relating to our 2003 annual meeting of stockholders;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003, filed on May 12, 2003;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003, filed on August 8, 2003;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003, filed on November 12, 2003; and

  •
  our current reports on Form 8-K, filed on June 17, 2003 and October 20, 2003.

        In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before the date of effectiveness of the registration statement are deemed to be incorporated by reference into, and to be a part of, this prospectus from the date of filing of those documents.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings with the Securities and Exchange Commission, at no cost, by writing or telephoning us at the following:

  Investor Relations Department
  Lattice Semiconductor Corporation
  5555 N.E. Moore Court
  Hillsboro, Oregon 97124-6421
  Telephone: (503) 268-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$163.00
Fees and expenses of counsel	10,000.00
Fees and expenses of accountants	8,000.00
Miscellaneous	4,000.00

Total	$22,163.00

        Except for the Securities and Exchange Commission (the "Commission") registration fee, all of the foregoing expenses have been estimated. All of the above expenses will be paid by Lattice.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Restated Certificate of Incorporation, as amended (the "Certificate"), limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"), as the same exists or may hereafter be amended, the personal liability of directors for monetary damages for their conduct as a director. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law against expenses, including attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising out of their status as our agent. Our Bylaws also allow us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents against any liability arising out of the person's status as such, whether or not we would have the power to indemnify the person under Delaware Law.

        Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Certificate have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions and agreements, we have been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-4 of this Registration Statement on Form S-3).

ITEM 17. UNDERTAKINGS.

        (a)   The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on November 19, 2003.

LATTICE SEMICONDUCTOR CORPORATION
By:	/s/ STEPHEN A. SKAGGS
Name:	Stephen A. Skaggs
Title:	Senior Vice President, Chief Financial Officer and Secretary

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CYRUS Y. TSUI Cyrus Y. Tsui	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 19, 2003
/s/ STEVEN A. LAUB Steven A. Laub	President and Director	November 19, 2003
/s/ STEPHEN A. SKAGGS Stephen A. Skaggs	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	November 19, 2003
/s/ MARK O. HATFIELD Mark O. Hatfield	Director	November 19, 2003
/s/ DANIEL S. HAUER Daniel S. Hauer	Director	November 19, 2003
/s/ HARRY A. MERLO Harry A. Merlo	Director	November 19, 2003

/s/ SOO BOON KOH Soo Boon Koh	Director	November 19, 2003
/s/ LARRY W. SONSINI Larry W. Sonsini	Director	November 19, 2003

LATTICE SEMICONDUCTOR CORPORATION
REGISTRATION STATEMENT ON FORM S-3

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-4 of this Registration Statement on Form S-3).

QuickLinks

TABLE OF CONTENTS
SUMMARY
RISK FACTORS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
SELLING SECURITY HOLDER
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS